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                                                                   EXHIBIT 10.57

                                 (Translation)

                              Loan Agreement Deed

                                                         Dated: February 9, 1996

To: The Bank of Yokohama, Ltd.

                              Borrower: Watkins-Johnson International Japan K.K.
                                        D-842, 2-1, Sakado 3-chrome
                                        Takatsu-ku, Kawasaki

                                        (stamp signature and seal)
                                        Stephen E. Chelberg
                                        Representative Director

Article 1.

     The borrower hereby agrees to perform in accordance with the terms and conditions set forth in the Agreement of Bank Transactions separately executed and delivered to the Bank of Yokohama, Ltd. (hereinafter referred to as the "Bank"). The borrower hereby confirms that, in accordance with the Summary of Loans hereinafter provided, the Bank has lent the Borrower the funds described below, and the Borrower has received such funds.

Article 2.

(1) With regard to any and all obligations which the Borrower may owe to the Bank under this Agreement, the Guarantor shall be jointly and severally liable with the Borrower for the performance of such obligations, and the Guarantor hereby agrees to abide by the terms and conditions of this Agreement in addition to those of the
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     Agreement of Bank Transactions separately executed and delivered to the
     Bank by the Borrower with regard to the performance of any and all such obligations.

(2) Even if the Bank, at its discretion, modifies or releases either the security or other guarantees it has received, the Guarantor shall not claim exemption from any of its obligations.

(3) The Guarantor shall not set off its obligations by using either the Borrower's deposits and/or other credits against the Bank.

(4) If and when the Guarantor performs any of its obligations under the Guarantee, the Guarantor shall then not exercise any rights obtained from the Bank by subrogation without the prior approval of the Bank as long as transactions between the Borrower and the Bank continue. Upon the Bank's demand, the Guarantor shall assign such rights and priority to the Bank without compensation.

(5) If the Guarantor has already executed and delivered other guarantees for the Borrower's transactions with the Bank, such other guarantees shall in no way be modified by this Guarantee.

SUMMARY OF LOANS

     Amount                      One Billion Yen (Y1,000,000,000)

     Maturity Date               January 20, 2011

     Purpose of Borrowing        Plant and equipment fund (for land purchases)

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
Interest Rate       Fixed rate of two point five percent (2.5%) per annum.

Repayment           The Borrower shall repay the Loan in installments, and each of the installments other than the final installment shall be of an amount equal to Five Million Nine Hundred Twenty
                    Thousand Yen (Y5,920,000), which are scheduled to be paid on the twentieth (20th) day of each month commencing on January
                    20, 1997, and the final installment, of an amount equal to
                    Five Million Four Hundred Forty Thousand Yen (Y5,440,000),
                    shall be payable on the Maturity Date.

Payment of Interest The first payment of interest, which shall consist of the amount accrued between the date of this Agreement and March 20, 1997, shall be made upon March 20, 1997.
                    Thereafter, payment of interest accrued between each payment date shall be made on the twentieth (20th) day of



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                    each month in arrears. Interest shall be computed per diem on the basis of 365-days per year.

     If any payment of the principal of, or interest on, the Loan falls due on a non-business day of the Bank, such payment shall be made on the next succeeding business day.

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                             AGREEMENT OF GUARANTEE

     To:  The Bank of Yokohama, Ltd.

     In regard to any and all obligations of Watkins-Johnson International Japan, K.K. (hereinafter referred to as "the Principle") may owe the Bank of Yokohama Ltd. (hereinafter referred to as "your Bank") as a result of the Loan of which amount is 1,000,000,000 yen made on the 9th day of February 1996:

Silicon valley Group, Inc. (hereinafter referred to as "the Guarantor") does hereby agree to the terms and conditions set forth in Agreement of Bank Transactions and the Agreement of the Loans on Deed separately executed and delivered to your Bank by the Principle, shall be jointly and severally liable with the Principle, and shall not cause any trouble or inconvenience to your Bank.

     The Guarantee Period shall commence on the date hereof and continue in force until the expiration of the above mentioned agreements between the Bank and the Principle.

Dated this 6th day of July, Nineteen Hundred and Ninety Nine.

Revenue Stamp

BY: SILICON VALLEY GROUP, INC.


Signature: /s/ RUSSELL G. WEINSTOCK            Signature: /s/ BORIS LIPKIN
          ------------------------                       -----------------------
Name: Russell G. Weinstock                     Name: Boris Lipkin
     -----------------------------                  ----------------------------
Title: VP of Finance & CFO                     Title: CORPORATE V.P.
     -----------------------------                  ----------------------------


(All questions that may arise within or without courts of law in regard to the meaning of the words, provisions and stipulations of this Agreement shall be decided in accordance with the Japanese text)